Exhibit 99.01
Valero Energy Corporation Reports First Quarter Earnings
SAN ANTONIO, April 28, 2009 — Valero Energy Corporation (NYSE: VLO) today reported first quarter 2009 net income of $309 million, or $0.59 per share. This compares to first quarter 2008 net income of $261 million, or $0.48 per share, which included a pre-tax benefit of $101 million, or $0.12 per share, for an insurance recovery related to the first quarter 2007 fire at the McKee refinery.
First quarter 2009 operating income was $507 million versus $472 million in the first quarter of 2008, or $371 million without the previously mentioned insurance recovery. The increase in operating income was mainly due to higher refining margins on gasoline and secondary products, such as fuel oil, asphalt, and petroleum coke. Also contributing to the increase in operating income versus the first quarter of 2008 was a decline in refining operating expenses due primarily to lower energy costs. Partially offsetting the increase in first quarter 2009 operating income was the significant decline in sour crude oil discounts and lower diesel and jet fuel margins. Throughput volumes also declined due to downtime at certain refineries.
“We reported positive earnings despite weaker demand,” said Bill Klesse, Valero’s Chairman of the Board and Chief Executive Officer. “In fact, our first quarter 2009 earnings per share were 23% higher than the first quarter of 2008, and 64% higher if you exclude last year’s insurance recovery. In all our regions, gasoline margins were unseasonably strong and nearly double the level in the same quarter last year. Diesel and jet fuel margins were also good in the first quarter despite being down from last year’s high levels.
“Also in the first quarter, we entered the ethanol business by agreeing to buy seven ethanol plants from VeraSun. We closed on six of the plants in April, and we should close on the last plant soon. Acquiring these assets at a time of low ethanol margins enabled us to pay only 30% of replacement cost for some of the industry’s best ethanol plants. Since it is the government’s policy to include ethanol in motor fuel, this new business segment fits strategically with our business of producing clean, quality fuels for consumers. With this acquisition, we have established a sizable, strategic position within the ethanol business. Looking forward, we expect ethanol demand to grow under the federal mandate and catch up with production capacity by 2010.”
Regarding cash flows in the first quarter of 2009, the company’s capital spending was $902 million, of which $167 million was for turnaround and catalyst expenditures. The company paid $77 million in dividends on its common stock and issued $1 billion of

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senior unsecured notes. The company ended the quarter with $1.7 billion in cash and temporary cash investments.
“Our successful bond offering allowed us in April to pay down $200 million of maturing debt, fund our acquisition of the ethanol plants, and maintain our capital investment program,” Klesse said. “To further conserve cash, we reviewed our capital budget again and identified $200 million in additional reductions. This reduces our estimated 2009 capital spending to $2.5 billion from the previously announced $2.7 billion estimate.
“Demand for refined products is clearly down from last year due to the decline in economic activity and rising unemployment. However, better-than-expected gasoline fundamentals have supported margins so far this year. With pump prices around 40% lower than this time last year, gasoline demand could improve with the summer driving season. Recovery in demand for diesel and jet fuel could take longer, since those products are tied more closely to economic activity. The poor economic environment that is hurting so many people continues to adversely affect demand for our products.
“Politically, there are many different ideas and proposals being offered. Some proposals in Congress unfairly raise taxes and costs on certain businesses, including the U.S. refining industry, which would make it less competitive in the global economy and lead to higher domestic fuel prices. It is true that our country imports some refined products and significant volumes of crude oil from all over the world, but the refining jobs and investments are here. Our country must not allow the rhetoric around our dependence on foreign oil to lead America to become more dependent on foreign refined products. Refiners pay taxes, provide good-paying jobs, and efficiently make products that improve lives. These jobs should stay in America.
“As we have seen in the past, the refining business continues to be volatile and cyclical. To make it through these difficult times, we will continue to manage our balance sheet and reduce costs while prudently investing for higher, long-term shareholder returns. As always, operating safely, reliably, and in environmental compliance remains our top priority,” Klesse said.
Valero’s senior management will hold a conference call at 11 a.m. ET (10 a.m. CT) today to discuss this earnings release and provide an update on company operations. A live broadcast of the conference call will be available on the company’s web site at www.valero.com.
Valero Energy Corporation is a Fortune 500 company based in San Antonio with approximately 22,000 employees and 2008 revenues of $119 billion. The company owns and operates 16 refineries throughout the United States, Canada and the Caribbean with a combined throughput capacity of approximately three million barrels per day, making it the largest refiner in North America. Valero is also a leading ethanol producer with six

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ethanol plants in the Midwest at a combined capacity of 670 million gallons per year, and is one of the nation’s largest retail operators with approximately 5,800 retail and branded wholesale outlets in the United States, Canada and the Caribbean under the Valero, Diamond Shamrock, Shamrock, Ultramar, and Beacon brands. Please visit www.valero.com for more information.
Statements contained in this release that state the company’s or management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “believe,” “expect,” “should,” “could,” “estimates,” and other similar expressions identify forward-looking statements. It is important to note that actual results could differ materially from those projected in such forward-looking statements. For more information concerning factors that could cause actual results to differ from those expressed or forecasted, see Valero’s annual reports on Form 10-K and quarterly reports on Form 10-Q, filed with the Securities and Exchange Commission and on Valero’s website at www.valero.com.

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VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008 (1)
STATEMENT OF INCOME DATA:
Operating Revenues (2)	$13,824	$27,945

Costs and Expenses:
Cost of Sales	11,628	25,669
Refining Operating Expenses	997	1,114
Retail Selling Expenses	169	188
General and Administrative Expenses	145	135
Depreciation and Amortization Expense	378	367

Total Costs and Expenses	13,317	27,473

Operating Income	507	472

Other Income (Expense), Net	(1)	20

Interest and Debt Expense:
Incurred	(119)	(116)
Capitalized	40	19

Income Before Income Tax Expense	427	395

Income Tax Expense	118	134

Net Income	$309	$261

Earnings per Common Share (3)	$0.60	$0.49

Weighted Average Common Shares Outstanding (in millions)	514	532

Earnings per Common Share — Assuming Dilution	$0.59	$0.48

Weighted Average Common Shares Outstanding—Assuming Dilution (in millions)	519	541

	March 31,	December 31,
	2009	2008
BALANCE SHEET DATA:
Cash and Temporary Cash Investments	$1,715	$940

Total Debt	$7,576	$6,576

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008 (1)
Operating Income (Loss) by Business Segment:
Refining	$607	$568

Retail:
U.S.	25	14
Canada	31	36

Total Retail	56	50

Total Before Corporate	663	618
Corporate	(156)	(146)

Total	$507	$472

Depreciation and Amortization by Business Segment:
Refining	$344	$331

Retail:
U.S.	17	17
Canada	6	8

Total Retail	23	25

Total Before Corporate	367	356
Corporate	11	11

Total	$378	$367

Operating Highlights:
Refining:
Throughput Margin per Barrel	$8.77	$8.48

Operating Costs per Barrel:
Refining Operating Expenses	$4.49	$4.69
Depreciation and Amortization	1.55	1.40

Total Operating Costs per Barrel	$6.04	$6.09

Throughput Volumes (Mbbls per Day):
Feedstocks:
Heavy Sour Crude	572	582
Medium/Light Sour Crude	625	656
Acidic Sweet Crude	112	73
Sweet Crude	562	629
Residuals	113	192
Other Feedstocks	171	159

Total Feedstocks	2,155	2,291
Blendstocks and Other	312	318

Total Throughput Volumes	2,467	2,609

Yields (Mbbls per Day):
Gasolines and Blendstocks	1,123	1,224
Distillates	832	872
Petrochemicals	61	77
Other Products (4)	441	438

Total Yields	2,457	2,611

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Refining Operating Highlights by Region (5):
Gulf Coast (1):
Operating Income	$169	$437

Throughput Volumes (Mbbls per Day)	1,315	1,380

Throughput Margin per Barrel	$7.13	$9.51

Operating Costs per Barrel:
Refining Operating Expenses	$4.19	$4.72
Depreciation and Amortization	1.51	1.31

Total Operating Costs per Barrel	$5.70	$6.03

Mid-Continent:
Operating Income	$172	$115

Throughput Volumes (Mbbls per Day)	400	412

Throughput Margin per Barrel	$9.98	$8.74

Operating Costs per Barrel:
Refining Operating Expenses	$3.74	$4.34
Depreciation and Amortization	1.47	1.33

Total Operating Costs per Barrel	$5.21	$5.67

Northeast:
Operating Income	$81	$5

Throughput Volumes (Mbbls per Day)	476	556

Throughput Margin per Barrel	$9.03	$6.00

Operating Costs per Barrel:
Refining Operating Expenses	$5.57	$4.50
Depreciation and Amortization	1.57	1.41

Total Operating Costs per Barrel	$7.14	$5.91

West Coast:
Operating Income	$185	$11

Throughput Volumes (Mbbls per Day)	276	261

Throughput Margin per Barrel	$14.40	$7.89

Operating Costs per Barrel:
Refining Operating Expenses	$5.10	$5.56
Depreciation and Amortization	1.83	1.87

Total Operating Costs per Barrel	$6.93	$7.43

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Retail — U.S.:
Company-Operated Fuel Sites (Average)	1,004	950
Fuel Volumes (Gallons per Day per Site)	4,984	4,942
Fuel Margin per Gallon	$0.117	$0.112
Merchandise Sales	$266	$245
Merchandise Margin (Percentage of Sales)	30.4%	30.5%
Margin on Miscellaneous Sales	$23	$28
Selling Expenses	$114	$120

Retail — Canada:
Fuel Volumes (Thousand Gallons per Day)	3,260	3,278
Fuel Margin per Gallon	$0.250	$0.301
Merchandise Sales	$39	$46
Merchandise Margin (Percentage of Sales)	29.9%	28.3%
Margin on Miscellaneous Sales	$8	$9
Selling Expenses	$55	$68

Average Market Reference Prices and Differentials
(Dollars per Barrel):
Feedstocks (at U.S. Gulf Coast):
West Texas Intermediate (WTI) Crude Oil	$42.97	$97.94
WTI Less Sour Crude Oil (6)	$1.71	$5.84
WTI Less Mars Crude Oil	$(0.78)	$6.97
WTI Less Maya Crude Oil	$4.46	$16.81

Products:
U.S. Gulf Coast:
Conventional 87 Gasoline Less WTI	$8.14	$4.23
No. 2 Fuel Oil Less WTI	$10.85	$15.20
Ultra-Low-Sulfur Diesel Less WTI	$15.04	$20.37
Propylene Less WTI	$(6.49)	$(0.77)
U.S. Mid-Continent:
Conventional 87 Gasoline Less WTI	$8.58	$4.97
Low-Sulfur Diesel Less WTI	$11.64	$20.92
U.S. Northeast:
Conventional 87 Gasoline Less WTI	$8.14	$3.07
No. 2 Fuel Oil Less WTI	$13.43	$17.76
Lube Oils Less WTI	$67.10	$32.29
U.S. West Coast:
CARBOB 87 Gasoline Less WTI	$19.13	$9.04
CARB Diesel Less WTI	$13.70	$19.95

VALERO ENERGY CORPORATION AND SUBSIDIARIES
EARNINGS RELEASE
(Millions of Dollars, Except per Share, per Barrel, and per Gallon Amounts)
(Unaudited)

(1)	Effective July 1, 2008, Valero sold its Krotz Springs Refinery to Alon Refining Krotz Springs, Inc. (Alon), a subsidiary of Alon USA Energy, Inc. The nature and significance of Valero’s post-closing participation in an offtake agreement with Alon represents a continuation of activities with the Krotz Springs Refinery for accounting purposes, and as such the results of operations related to the Krotz Springs Refinery have not been presented as discontinued operations in the Statement of Income Data for the three months ended March 31, 2008. The refining operating highlights, both consolidated and for the Gulf Coast region, presented in this earnings release include the Krotz Springs Refinery for the three months ended March 31, 2008.

(2)	Includes excise taxes on sales by Valero’s U.S. retail system of $204 million and $194 million for the three months ended March 31, 2009 and 2008, respectively.

(3)	Effective January 1, 2009, Valero adopted FASB Staff Position No. EITF 03-6-1 (FSP No. EITF 03-6-1), “Determining Whether Instruments Granted in Share-Based Payment Transactions Are Participating Securities,” which requires restricted stock granted under Valero’s stock-based compensation plans to be treated as participating securities under the two-class method of determining basic earnings per common share. Basic earnings per common share for prior periods are to be adjusted to conform to this FSP. The adoption of FSP No. EITF 03-6-1 did not have any effect on the calculation of basic earnings per common share for the three months ended March 31, 2009 and 2008.

(4)	Primarily includes gas oils, No. 6 fuel oil, petroleum coke, and asphalt.

(5)	The regions reflected herein contain the following refineries: Gulf Coast- Corpus Christi East, Corpus Christi West, Texas City, Houston, Three Rivers, Krotz Springs (prior to its sale effective July 1, 2008), St. Charles, Aruba, and Port Arthur Refineries; Mid-Continent- McKee, Ardmore, and Memphis Refineries; Northeast- Quebec City, Paulsboro, and Delaware City Refineries; and West Coast- Benicia and Wilmington Refineries.

(6)	The market reference differential for sour crude oil is based on 50% Arab Medium and 50% Arab Light posted prices.